UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2007

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12413 Willows Road NE, Suite 300

Kirkland, Washington 98034

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Saflink” refer to Saflink Corporation, a Delaware corporation.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

KPMG LLP (“KPMG”) was previously the principal accountants for Saflink Corporation (the “Company”). On June 8, 2007, we dismissed KPMG as our principal accountants.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company and subsidiaries as of December 31, 2006 and 2005, and for the years ended December 31, 2006, contained separate paragraphs stating that

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

“As discussed in Note 3 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.”

The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended and approved by the audit committee of our board of directors.

During the two fiscal years ended December 31, 2006 and the subsequent interim period through June 8, 2007, there have been no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through June 8, 2007, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have provided KPMG with a copy of the disclosures contained herein and have requested that KPMG furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in response to this item and, if not, stating the respects in which it does not agree. We have filed as an exhibit hereto (Exhibit 16.1) the response of KPMG to such disclosures.

Item 8.01.	Other Events.

We are in the process of retaining new independent accountants for the fiscal year end of December 31, 2007, and for performing review work on our quarterly reports. We anticipate having our new independent accountants in place by June 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 16.1	Letter, dated June 14, 2007, from KPMG LLP to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saflink Corporation

Dated: June 14, 2007	By:	/s/ Jeffrey T. Dick
	Name:	Jeffrey T. Dick
	Title:	Chief Financial Officer

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